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                                                                     EXHIBIT 5.1

               [BALLARD SPAHR ANDREWS & INGERSOLL LLP LETTERHEAD]

                                                                     FILE NUMBER
                                                                        885071

                                 April 20, 2001

Pan Pacific Retail Properties, Inc.
1631-B South Melrose Drive
Vista, California 92083


               Re:   Registration Statement on Form S-3
                     (Revenue Properties (U.S.), Inc.)

Ladies and Gentlemen:

               We have served as Maryland counsel to Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 7,808,012 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement relates to the offering from time to time of the Shares by Revenue Properties (U.S.), Inc., (formerly, Pan Pacific Development (U.S.), Inc.), a Delaware corporation ("RP-U.S.") and Pan Pacific Development (Nevada) Inc., a Nevada corporation and a wholly-owned subsidiary of RP-US ("PPD Nevada," and together with RP-US, the "Selling Stockholders"). Unless otherwise defined herein capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

               In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

               1. The Registration Statement, including all amendments thereto and the related form of prospectus included therein, in the form in which it was transmitted to the Securities and Exchange Commission for filing under the 1933 Act, certified as of a recent date by an officer of the Company;


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Pan Pacific Retail Properties, Inc.
April 20, 2001
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               2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

               3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

               4. Resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares to RP-U.S. and its affiliates, certified as of the date hereof by an officer of the Company;

               5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

               6. A certificate executed by an officer of the Company, dated as of the date hereof; and

               7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

               In expressing the opinion set forth below, we have assumed the following:

               1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

               2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

               3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

               4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no


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Pan Pacific Retail Properties, Inc.
April 20, 2001
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waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

               5. The consideration for the Shares, as specified in the Resolutions, was received by the Company for the issuance of the Shares and the Shares remain issued and outstanding and are held of record by the Selling Stockholders.

               6. The number of shares of the Company's Common Stock issued and outstanding, including the Shares, does not exceed the number of shares of Common Stock that the Company is authorized to issue under the Charter.

               7. The Shares were not issued, and are not outstanding, in violation of Article VIII of the Charter, entitled "Restriction on Transfer and Ownership of Shares."

               8. The certificates for the Shares bear the legend required by
Article VIII, Section 8.10 of the Charter, and are otherwise in accordance with the Charter and Maryland law.

               Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

               1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

               2. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

               The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

               We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

               This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins, counsel to the Company, in connection with opinions to be issued by it,


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Pan Pacific Retail Properties, Inc.
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dated the date hereof in connection with the Registration Statement) without, in each instance, our prior written consent.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                                 Very truly yours,

                                    /s/  BALLARD SPAHR ANDREWS & INGERSOLL LLP